SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant           X
                                -----
Filed by a Party other than the Registrant
                                               -----
Check the appropriate box:

         Preliminary Proxy Statement
-----
         Confidential, for Use of the Commission Only
-----    (as permitted by Rule 14a-6(e)(2))

         Definitive Proxy Statement
-----
  X      Definitive Additional Materials
-----
         Soliciting Material Pursuant to Section 240.14a-11(c) or
-----    Section 240.14a-12

                             CONRAIL INC.
           (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X      No fee required.
-----
         Fee computed on table below per Exchange Act Rules
-----    14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

-----    Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by
----- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

       [Advertisement published by Conrail on January 13, 1997]

     Attention All Conrail Shareholders-

           CSX-CONRAIL-

                 THE RIGHT MERGER

                         AT THE RIGHT TIME

                                  WITH THE RIGHT COMPANIES

Exceptional Value                  The CSX-Conrail merger offers
-----------------                  Conrail shareholders value at the
                                   high end of what has ever been paid
                                   in a railroad merger.

                                   It is expected that the exchange of
                                   Conrail shares for CSX common stock
                                   in the merger will be a tax-free
                                   transaction.

Fast Track To Completion           Approval of the opt-out of the
------------------------           Pennsylvania statute will permit
                                   Conrail shareholders to receive
                                   $110 in cash per Conrail share for
                                   the additional 20.1% of the Conrail
                                   shares promptly after January 22,
                                   1997.

                                   Upon shareholder approval and
                                   consummation of the merger in the
                                   first quarter of 1997, Conrail
                                   shareholders will receive the
                                   merger consideration of CSX common
                                   stock and CSX convertible preferred
                                   stock without waiting for Surface
                                   Transportation Board approval.

Substantial Upside Potential       Owning equity in CSX affords
----------------------------       Conrail shareholders the
                                   opportunity to participate in the
                                   substantial upside potential of the
                                   combined company and the continued
                                   growth of the railroad industry. A
                                   CSX-Conrail combination will result
                                   in a railroad that:

                                   o  is a stronger competitor versus
                                      trucks-resulting in top-line
                                      growth. With single-line
                                      service, the combined network
                                      will reach every major city east
                                      of the Mississippi, creating job
                                      opportunities, and improving
                                      service, asset utilization,
                                      speed and reliability, and
                                      eliminating delays at
                                      interchange points;

                                   o  is more efficient-resulting in
                                      bottom-line growth. This merger
                                      will enhance the already strong
                                      earnings growth of the two
                                      companies and is expected to
                                      result in at least $730 million
                                      annually in pre-tax benefits
                                      from increased revenues and cost
                                      savings;

                                   o  has a strong balance sheet, a
                                      fully-funded pension plan, a
                                      solid investment-grade rating
                                      and the financial flexibility to
                                      further enhance shareholder
                                      value.

Last week's decisions by the U.S. District Court and the Surface
Transportation Board were significant steps toward the successful completion of the CSX-Conrail merger. The present Norfolk Southern Offer cannot proceed until January 1999, at the earliest.

The Conrail Board Is Fully Committed To The CSX-Conrail Merger.

----------------------------------------------------------------------


 The Special Meeting Of Shareholders Will Be Held On January 17, 1997.

Vote "FOR" Approval Of The Opt-Out Of The Pennsylvania Statute On The
                        White Proxy Card Today

----------------------------------------------------------------------


      If you have any questions regarding the Special Meeting of Shareholders or need assistance in voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free, at 1-800-549-6746.

                             CONRAIL LOGO

January 13, 1997